Exhibit 4.1.10

                              FIRST AMENDMENT TO
                          REVOLVING CREDIT AGREEMENT


     This FIRST AMENDMENT, dated as of May 19, 1995, by and among (a) Boston Edison Company (the "Borrower"), a Massachusetts corporation, (b) each of the Banks named on the signature pages hereof (collectively, the "Banks"), (c) The First National Bank of Boston and Citibank, N.A., as co-agents (collectively, the "Agents") and (d) The First National Bank of Boston as administrative agent (the "Administrative Agent").

     WHEREAS, the Borrower, the Banks, the Agents and the Co-Agents are parties to that certain Revolving Credit Agreement dated as of February 12, 1993, as in effect on the date hereof (the "Credit Agreement"); and

     WHEREAS, the Borrower has requested and the Banks have agreed, subject to the terms and conditions set forth herein, to modify certain provisions of the Credit Agreement:

     NOW, THEREFORE, the Borrower, the Banks, the Agents and the Administrative Agent hereby covenant and agree as follows:

     1.   Defined Terms.  Capitalized terms which are used herein without
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definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

     2.   Amendment to Section 1 - Definitions.  Section 1 of the Credit
          ------------------------------------
Agreement is hereby amended as follows:

     (a) The definition of "Balance Sheet Date" is hereby amended by substituting "December 31, 1994" for "September 20, 1992" therein.

     (b)  The definition of "Commitment Fee Rate" is hereby deleted;

     (c) The definition of "DPU Approval" is hereby amended and restated in its entirety as follows:

          DPU Approval.  An appropriate order of the DPU authorizing the
          ------------
          incurrence of indebtedness (i) after December 31, 1996 (for purposes of satisfying the Extension Conditions) or (ii) after the DPU Final Incurrence Date, in each case payable more than one year after the date of incurrence, such order to contain no condition inconsistent with the provisions hereof or reasonably unacceptable to the Majority Banks.

     (d) The definition of "Extension Conditions" is hereby amended by substituting the date "December 31, 1996" for the date "December 31, 1994" therein;

     (e) The definition of "Extension Date" is hereby amended by substituting the date "December 31, 1996" for the date "December 31, 1994" therein;

     (f) The definition of "FERC Approval" is hereby amended and restated in its entirety to read as follows:

          FERC Approval.  The order of the FERC dated June 27, 1994
          -------------
          authorizing the Borrower to incur, on or before December 31, 1996, short-term indebtedness with a final maturity date not later than December 31, 1997.

     (g) The definition of "Interest Period" is hereby amended by deleting the second sentence thereof in its entirety and inserting the following sentence therefor:

          The Interest Period for each Loan, as so determined, shall be (a) with respect to Alternate Base Rate Loans any period ending on or prior to the Termination Date, (b) with respect to Eurodollar Rate Loans, one, two, three or six months and (c) up to 270 days with respect to Competitive Bid Rate Loans.

     (h) The definition of "Termination Date" is hereby amended and restated in its entirety to read as follows:

          Termination Date.  May 15, 1999; provided that if all of the
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          Extension Conditions have not been complied with on or prior to
          December 31, 1996, the Termination Date shall be December 30, 1997; provided, further, that if the Extension Conditions have been
          --------  -------
          complied with but the DPU Approval delivered to satisfy the Extension Conditions provides for a DPU Final Incurrence Date prior to May 15, 1999, the Termination Date shall be the earlier to occur of the date which is 364 days following the DPU Final Incurrence Date specified in such DPU Approval or May 15, 1999; provided,
                                                               --------
          further, that if the Second Extension Conditions have been complied
          -------
          with but the DPU Approval delivered to satisfy the Second Extension Conditions provides for a Second DPU Final Incurrence Date prior to May 15, 1999, the Termination Date shall be the earlier to occur of the date which is 364 days following the Second DPU Final Incurrence Date specified in such DPU Approval or May 15, 1999.
          Notwithstanding the foregoing, the Termination Date shall be May 15, 1999 with respect to any outstanding Loans incurred pursuant to a DPU Approval authorizing such Loans.

     (i) Section 1 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:

          DPU Final Incurrence Date.  The date specified in the DPU Approval
          --- ----- ---------- ----
          delivered for purposes of satisfying the Extension Conditions as the last date upon which the Borrower may incur indebtedness pursuant to such order.

          Facility Fee Rate.  For each day that the First Mortgage Bonds have
          -------- --- ----
          a rating equal to or higher than BBB by Standard & Poor's Corporation and Baa2 by Moody's Investors Service, Inc. the Facility Fee Rate shall equal 0.1875% per annum provided, that in the event
                                                 --------
          there are no First Mortgage Bonds outstanding, the condition specified herein shall be deemed to be met if the Borrower has outstanding debentures or other unsecured debt having a rating equal to or higher than BBB- by Standard & Poor's Corporation and Baa3 by Moody's Investor Service, Inc. For each day that the condition specified in the preceding sentence is not satisfied, the Facility Fee Rate shall equal 0.2875% per annum. In the event that the First Mortgage Bonds or unsecured debt of the Borrower, as applicable, is not rated by one of Standard & Poor's Corporation or Moody's Investor Service, Inc., the condition specified herein shall be deemed to be met if the applicable rating from the other such rating company is achieved and the First Mortgage Bonds have a rating of BBB or higher from Duff & Phelps Corporation, or, if the First Mortgage Bonds are not then outstanding, the Borrower's unsecured debt has a rating of BBB- or higher from Duff & Phelps Corporation.

          Second DPU Final Incurrence Date.  The date specified in the DPU
          ------ --- ----- ---------- ----
          Approval delivered for purposes for satisfying the Second Extension Conditions as the last date upon which the Borrower may incur indebtedness pursuant to such order.

          Second Extension Conditions.  (1) The Banks shall have received on
          ------ --------- ----------
          or prior to the Second Extension Date, copies of the DPU Approval authorizing the Borrower to incur long-term indebtedness after the DPU Final Incurrence Date, which approval or order shall not have been rescinded or stayed or materially adversely modified, or the right of the Borrower to incur indebtedness thereunder restrained by the DPU or by any court of competent jurisdiction or other regulatory agency with appropriate jurisdiction and all applicable appeal periods with respect to such approval or order shall have expired and (2) Ropes & Gray, Borrower's counsel shall have delivered to the Administrative Agent a legal opinion dated the Second Extension Date, addressed to the Banks and reasonably satisfactory to the Majority Banks to the effect that the incurrence by, or existence of, indebtedness of the Borrower under this Agreement after the DPU Final Incurrence Date has been duly approved to the extent required by law and all applicable regulations by such approval or order which remains in full force and effect and no further authorization, order or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the incurrence of such indebtedness pursuant hereto; and (3) the representations and warranties of the Borrower contained in Section 4 are true and complete in all material respects on and as of the Second Extension Date.

          Second Extension Date.  A date selected by the Borrower on or prior
          ------ --------- ----
          to the DPU Final Incurrence Date on which the Second Extension Conditions shall have been satisfied.

     3.   Amendment to Section 2.3 - Commitment Fee.  Section 2.3 of the
          --------- -- ------- ---
Credit Agreement is hereby amended by (i) substituting in the heading thereof the phrase "Facility Fee" for the phrase "Commitment Fee" and (ii) deleting the text thereof in its entirety and substituting the following text therefor:

          The Borrower agrees to pay to the Administrative Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee calculated daily at the Facility Fee Rate on the amount of the Total Commitment in effect on such day. The facility fee shall accrue from April 1, 1995 through the Termination Date and be payable quarterly in arrears on the last day of each March, June, September and December for the fiscal quarter (or portion thereof) then ended, with the first such payment on June 30, 1995 and with a final payment on the Termination Date (or the date of termination in full of the Commitments, if earlier).

     4.   Amendment to Section 2.4 - Extension of Commitment.  Section 2.4 of
          --------- -- ------- ---   --------- -- ----------
the Credit Agreement is hereby amended by (i) substituting the phrase "facility fee" for the phrase "commitment fee" in the penultimate sentence of paragraph (a) thereof and (ii) deleting paragraph (c) thereof in its entirety.

     5.   Amendment to Section 2.6 - Interest Period.  Section 2.6 of the
          --------- -- ------- ---   -------- ------
Credit is hereby amended as follows:

          (a) Section 2.6(a) is amended by deleting clause (ii) thereof in its entirety and substituting the following therefor:

               (ii) on or prior to May 15, 1998 for the Eurodollar Loans, at a rate per annum equal to the sum of (A) the Euro Rate plus (B)
                                                                    ----
          0.4125%; and

               (iii) after May 15, 1998 for Eurodollar Loans, at a rate per annum equal to the sum of (A) the Euro Rate plus (B) 0.600%; and
                                                      ----

          (b) Section 2.6(b) is hereby amended by deleting clause (ii) thereof in its entirety and substituting the following therefor:

               (ii) on or prior to May 15, 1998 for Eurodollar Loans, at a rate per annum equal to the sum of (A) the Euro Rate plus (B)
                                                               ----
          0.5375%; and

               (iii) after May 15, 1998 for Eurodollar Loans, at a rate per annum equal to the sum of (A) the Euro Rate plus (B) 0.725%; and
                                                      ----

     6.   Amendment to Section 3.1 - Funds for Payments.  Section 3.1 of the
          --------- -- ------- ---   ----- --- --------
Credit Agreement is hereby amended by substituting the phrase "facility fee" for the phrase "commitment fee" in the first sentence thereof.

     7.   Amendment to Section 3.2 - Computations.  Section 3.2 of the Credit
          --------- -- ------- ---   ------------
Agreement is hereby amended by substituting the phrase "facility fee" for the phrase "commitment fee" in the first sentence thereof.

     8.   Amendment to Section 4.2 - Government Approvals.  Section 4.2 of the
          --------- -- ------- ---   ---------- ---------
Credit Agreement is hereby amended and restated in its entirety as follows:

          Except for (i) obtaining DPU approval authorizing the incurring of indebtedness after December 31, 1996 (or such later date as shall be specified therefor in the DPU Approval) pursuant to this Agreement payable more than one year after the date of incurrence thereof and
          (ii) obtaining approval of the Federal Energy Regulatory Commission ("FERC") authorizing the incurring of short-term indebtedness pursuant to this Agreement after December 31, 1996 (or such later date as shall be specified therefor in any extension of the FERC Approval), the execution, delivery and performance by the Borrower of this Agreement and the notes and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained or made and in full force and effect.

     9.   Amendment to Section 4.3 - Financial Statements.  Section 4.3 of the
          --------- -- ------- ---   --------- ----------
Credit Agreement is hereby amended by substituting the date "December 31, 1994" for the date "December 31, 1991" therein and by deleting the second sentence thereof.

     10.  Amendment to Section 4.6 - Litigation.  Section 4.6 of the Credit
          --------- -- ------- ---   ----------
Agreement is hereby amended by substituting the date "December 31, 1994" for the date "December 31, 1991" therein.

     11.  Amendment to Section 4.7 - Compliance with Other Instruments, Laws,
          --------- -- ------- ---   ---------- ---- ----- ------------ -----
Etc.  Section 4.7 of the Credit Agreement is hereby amended by substituting
----
the date "December 31, 1994" for the date "December 31, 1991" therein.

     12.  Amendment to Section 5.1 - Punctual Payment.  Section 5.1 of the
          --------- -- ------- ---   -------- -------
Credit Agreement is hereby amended by substituting the phrase "facility fee" for the phrase "commitment fee" in the second sentence thereof.

     13.  Amendment to Section 5.8 - Compliance with Laws, Contracts,
          --------- -- ------- ---   ---------- ---- ----- ----------
Licenses, and Permits.  Section 5.8 of the Credit Agreement is hereby
--------- --- -------
amended by substituting the date December 31, 1994" for the date "December 31, 1991" therein.

     14.  Amendment to Section 7.2 - All Borrowings.  Section 7.2 of the
          --------- -- ------- ---   --- ----------
Credit Agreement is hereby amended by inserting the following paragraph (d) at the end thereof:

          (d)  Certificate of Capacity.  The Borrower shall have delivered to
               ----------- -- --------
          the Administrative Agent an Officers' Certificate certifying that the Borrower has capacity to incur additional indebtedness in the amount of the Loan then being requested pursuant to the terms of (i) if the earliest possible Termination Date applicable to such Loan is 365 days or more after the Drawdown Date for such Loan, the then applicable order of the DPU authorizing the Borrower to incur long-term indebtedness and (ii) if earliest possible Termination Date applicable to such Loan is less than 365 days after the Drawdown Date for such Loan, the then applicable order of FERC authorizing the Borrower to incur short-term indebtedness.

     15.  Amendment to Section 7.3 - Borrowings After December 31, 1996.
          --------- -- ------- ---   ---------- ----- -------- --- ----
Section 7.3 of the Credit Agreement is hereby amended and restated in its entirety as follows:

          7.3  Borrowings After December 31, 1996.  (i) In the case of each
               ---------- ----- -------- --- ----
          Loan made after December 31, 1996 and prior to the Extension Date, the Borrower shall have received an extension of the FERC Approval authorizing the Borrower to incur indebtedness on the Drawdown Date for such Loan, (ii) if the Extension Conditions shall have been satisfied, in the case of each Loan made after the DPU Final Incurrence Date but prior the Second Extension Date, the Borrower shall have received an extension of the FERC Approval authorizing the Borrower to incur indebtedness on the Drawdown Date for such Loan, (iii) if the Second Extension Conditions shall have been satisfied, in the case of each Loan made after the Second DPU Final Incurrence Date, the Borrower shall have received an extension of the FERC Approval authorizing the Borrower to incur indebtedness on the Drawdown Date for such Loan, and (iv) notwithstanding the foregoing , in the case of each Loan made after May 15, 1998, the Borrower shall have received an extension of the FERC Approval authorizing the Borrower to incur short-term indebtedness on the Drawdown Date for such Loan, and, in the case of each clause (i),
          (ii), (iii) and (iv), the Borrower shall have delivered a copy of the applicable FERC Approval to the Administrative Agent, or shall have delivered to the Administrative Agent an opinion of Ropes & Gray, Borrower's counsel, that such approval is not required.

     16.  Amendment to Section 8 - Events of Default.  Section 8(b) of the
          --------- -- ------- -   ------ -- -------
Credit Agreement is hereby amended by substituting the phrase "facility fee" for the phrase "commitment fee" therein.

     17.  Amendment to Section 18 - Consents, Amendments, Waivers, Etc.
          --------- -- ------- --   --------- ----------- -------- ----
Section 18 of the Credit Agreement is hereby amended by substituting the phrase "facility fee" for the phrase "commitment fee" in the second sentence thereof.

     18.  Amendment to Notices.  Notwithstanding anything to the contrary set
          --------- -- -------
forth in 15(d) of the Credit Agreement, the address for notices to each of State Street Bank & Trust Company and Shawmut Bank, N.A., shall be that address set forth for each such Bank in the signature pages hereof, or such other address for notice as such Bank shall have last furnished in writing to the Person giving such notice.

     19.  Conditions to Effectiveness.  This Amendment shall become effective
          ---------- -- -------------
upon satisfaction of the following conditions:

          (a) the execution of this Amendment by the Company, the Agents and the Banks; and

          (b) the delivery to the Banks from Messrs. Ropes & Gray, counsel to the Borrower, a favorable legal opinion, dated as of the date hereof, addressed to the Banks and substantially in the form of Exhibit A hereto.
                                                             ------- -

     20.  No Other Amendments.  Except as expressly provided in this
          -- ----- ----------
Amendment, all of the terms and conditions of the Credit Agreement remain unchanged, and the terms and conditions of the Credit Agreement as amended hereby remain in full force and effect.

     21.  Execution in Counterparts.  This Amendment may be executed in any
          --------- -- ------------
number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     22.  Miscellaneous.  This Amendment shall be deemed to be a contract
          -------------
under seal under the laws of The Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


                                 BOSTON EDISON COMPANY


                                 By:  /s/ Marc S. Alpert
                                      -------------------------------------
                                      Title:  Vice President and Treasurer


                                 THE FIRST NATIONAL BANK OF BOSTON
                                   as Co-Agent and Administrative Agent


                                 By:  /s/ Michael Kane
                                      -------------------------------------
                                      Title:  Managing Director


                                 THE FIRST NATIONAL BANK OF BOSTON


                                 By:  /s/ Michael Kane
                                      -------------------------------------
                                      Title:  Managing Director


                                 CITIBANK, N.A.
                                   as Co-Agent


                                 By:  /s/ Paul J. Addison
                                      -------------------------------------
                                      Title:  Attorney In Fact


                                 CITIBANK, N.A.


                                 By:  /s/ Paul J. Addison
                                      -------------------------------------
                                      Title:  Attorney In Fact


                                 THE FIRST NATIONAL BANK OF CHICAGO


                                 By:  /s/ Ronald L. Coleman
                                      -------------------------------------
                                      Title:  Vice President


                                 FLEET BANK OF MASSACHUSETTS, N.A.


                                 By:  /s/ Michael W. Borsey
                                      -------------------------------------
                                      Title:  Vice President


                                 BANK OF MONTREAL


                                 By:  /s/ John L. Smith
                                      -------------------------------------
                                      Title:  Director


                                 THE BANK OF NOVA SCOTIA


                                 By:  /s/ Michael R. Bradley
                                      -------------------------------------
                                      Title:  Authorized Signatory


                                 SWISS BANK CORPORATION


                                 By:  /s/ Darryl M. Monasebian
                                      -------------------------------------
                                      Title:  Associate Director
                                              Merchant Banking


                                 By:  /s/ John A. McCall
                                      -------------------------------------
                                      Title:  Associate Director


                                 THE BANK OF NEW YORK


                                 By:  /s/ John W. Hall
                                      -------------------------------------
                                      Title:  Vice President


                                 SHAWMUT BANK, N.A.


                                 By:  /s/ John P. Rafferty
                                      -------------------------------------
                                      Title:  Director

                                 One Federal Street, OF-0308
                                 Boston, Massachusetts  02211
                                 Attention:  John P. Rafferty, Director


                                 STATE STREET BANK & TRUST COMPANY


                                 By:  /s/ Lise Anne Boutiette
                                      -------------------------------------
                                      Title:  Vice President

                                 225 Federal Street
                                 Boston, Massachusetts  02110
                                 Attention:  Lise Boutiette, Vice President